Exhibit 99.2

[Opteum Inc. Logo]

“STRIKE SUIT” FILED AGAINST OPTEUM INC.

VERO BEACH, FL (September 20, 2007)— Opteum Inc. (NYSE:OPX) (“Opteum” or the “Company”), a real estate investment trust (“REIT”), today announced that a lawsuit, viewed by management as what is commonly referred to as a “strike suit,” has been filed against the Company and certain of its current and former directors and officers, among others, in the U.S. District Court for the Southern District of Florida.  The complaint, which has not yet been formally served on the Company, contains various conclusory allegations of violations of the federal securities laws.  The Company believes that the plaintiff, William Kornfeld, has filed similar cases against several other companies in the mortgage industry and is seeking class certification and to be appointed as lead plaintiff in the case against the Company as well as these other similar cases.  Because the Company believes that the plaintiff’s claims against it and the other defendants named in the complaint against the Company are completely without merit, the Company intends to vigorously defend the case.

About Opteum
Opteum Inc. is a REIT that invests primarily in, but is not limited to, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae).  Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Opteum Inc.'s filings with the Securities and Exchange Commission, including Opteum Inc.'s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Opteum Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Contact:         Robert E. Cauley
Chief Financial Officer
772-231-1400
www.opteum.com

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